Exhibit 99.1

Jaguar Health Announces Adjournment of Special Meeting of Stockholders Until Friday, December 15, 2017

San Francisco, CA (December 1, 2017): Jaguar Health, Inc. (NASDAQ: JAGX) (Jaguar or the Company), a commercial stage natural-products pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis, announced today that that its Special Meeting of Stockholders scheduled for and convened on December 1, 2017 (the “Special Meeting”), was adjourned to achieve a quorum on the proposals set forth in Jaguar’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (SEC) on November 20, 2017.

The Special Meeting has been adjourned to 8:00 a.m. Pacific Standard Time/11:00 a.m. Eastern Standard Time on Friday, December 15, 2017, at the offices of the Company at 201 Mission Street, Suite 2375, San Francisco, CA, 94105.

During the period of the adjournment, Jaguar will continue to solicit proxies from its stockholders with respect to the proposals set forth in the proxy statement. Only stockholders of record on the record date of November 13, 2017 are entitled to and are being requested to vote. If a stockholder has previously submitted its proxy card and does not wish to change its vote, no further action is required by such stockholder.

The Company encourages all stockholders who have not yet voted to do so before December 14, 2017 at 11:59 p.m. (Pacific Standard Time).

How You Can Vote

The stockholders may vote by internet at www.investorvote.com/JAGX, or by telephone at 800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone, or by returning a properly executed proxy card.

No changes have been made to the proposals to be voted on by stockholders at the Special Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

The Board and management of Jaguar recommend that you vote FOR the approval of each of the proposals before the stockholders at the Special Meeting.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Special Meeting. Jaguar has filed with the SEC and mailed to its stockholders a proxy statement in connection with the Special Meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the proxy statement and other documents filed by Jaguar with the SEC at www.sec.gov. The proxy statement and proxy card are also available on the Company’s corporate website https://jaguar.health.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage natural-products pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Mytesi® is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea; orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome; supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and as a second-generation anti-secretory agent for use in cholera patients. Canalevia™ is our lead animal prescription drug candidate, intended for treatment of various forms of diarrhea in dogs. Equilevia™ is Jaguar’s non-prescription product for total gut health in equine athletes. Canalevia™ and Equilevia™ contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm™ Calf and Neonorm™ Foal are Jaguar’s lead non-prescription animal products. Mytesi®, Canalevia™, Equilevia™ and Neonorm™ are distinct products that act at the same last step in a physiological pathway generally present in mammals.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding planned, potential follow-on indications for Mytesi®. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX